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                                                                   EXHIBIT 23(a)



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement on Form S-3 and related prospectus of Texas Instruments Incorporated and Texas Instruments Tucson Corporation for the registration of 4 1/4% convertible subordinated notes due 2007 of Texas Instruments Tucson Corporation, the guarantee of Texas Instruments Incorporated and common stock of Texas Instruments Incorporated, and to the incorporation by reference therein of our reports dated January 24, 2000, with respect to the consolidated financial statements of Texas Instruments Incorporated included in its proxy statement for the 2000 annual meeting of stockholders and incorporated by reference in its annual report on Form 10-K for the year ended December 31, 1999 and the related financial statement schedule, as amended, included in Form 10-K/A, both filed with the Securities and Exchange Commission.



Dallas, Texas
August 30, 2000